SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 10, 2012

Infusion Brands International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51599	54-2153837
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

14375 Myerlake Circle

Clearwater, FL 33760

 (Address of principal executive offices) (zip code)

 (727) 230-1031

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:

Darrin M. Ocasio, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32 nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 10, 2012, Infusion Brands International, Inc. (“Infusion”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ronco Holdings, Inc., a Delaware corporation (“Ronco”), CD3 Holdings, Inc., the holder of all of the issued and outstanding common stock of Ronco (“CD3”), Ronco Brands, Inc., a Nevada corporation and Infusion’s newly formed wholly owned subsidiary (“Acquisition Sub”) and Vicis Capital Master Fund, Infusion’s principal stockholder (“Vicis”). Upon the closing of the merger (the “Closing Date”), Ronco will merge with and into Acquisition Sub, Acquisition Sub will cease to exist and Ronco will survive the merger and become a wholly-owned subsidiary of Infusion (the “Merger”). Upon consummation and in consideration for the Merger, CD3 shall be entitled to receive such number of shares of Infusion’s common stock equal to 50% of the issued and outstanding common stock of Infusion on the Closing Date along with the right to receive, at any time after the Closing Date, one additional share of Infusion’s common stock for every share of common stock issued upon the conversion of any derivative security of Infusion outstanding at the Closing Date (the “Merger Shares”).

The Merger Agreement contains representations, warranties and covenants of the parties customary for transactions of this type. Infusion and Ronco have also agreed to customary covenants governing the conduct of their respective businesses prior to the closing of the Merger, including an obligation to conduct their businesses in the ordinary course consistent with past practice through the Closing Date.  Prior to the Closing Date, the parties to the Merger Agreement are required to satisfy certain conditions precedent (the “Conditions Precedent”), which include the accuracy of all representations and warranties of the parties, the satisfactory completion of due diligence by both Infusion and CD3 and the absence of any litigation that would have a material adverse effect on either Infusion or Ronco. Additionally, the parties have agreed to the following additional Conditions Precedent to the consummation of the Merger:

•	Ronco shall have redeemed all outstanding shares of its preferred stock;
•	Ronco shall have delivered audited financial statements to Infusion for its two most recent fiscal years along with unaudited financial statements for any subsequent interim period;
•	Infusion shall redeem all shares of its preferred stock held by Vicis (as well as any other debt or claims held by Vicis) in consideration for the issuance of two promissory notes in the aggregate principal amount of $8 million (the “Vicis Notes”); and
•	Infusion shall consummate a bridge financing (the Bridge Financing”) of a minimum of $4 million and a maximum of $6 million of its securities to accredited investors, of which 50% of the proceeds shall be advanced to Ronco to be used for its general working capital purposes. Vicis has agreed to guarantee the repayment of the Bridge Financing.

In connection with the execution of the Merger Agreement, the holder of Ronco’s $3 million promissory note agreed to cancel its note on the Closing Date in consideration for the issuance of a $3 million promissory note of Infusion. Furthermore, in connection with the Merger Agreement, a secured holder (the “Ronco Creditor”) of certain debt of Ronco which is currently in default (the “Ronco Debt”) executed a forbearance agreement whereby it agreed (i) to accept an aggregate payment of $5 million in consideration for the cancellation of the Ronco Debt, of which $1 million is expected to be paid out of proceeds from the Bridge Financing and (ii) to forbear upon exercising its rights under the defaulted Ronco Debt until March 31, 2013, provided a $1 million initial payment is made by September 10, 2012. Additionally, CD3 has agreed to turn over certain proceeds from the sale of the Merger Shares to the Ronco Creditor as additional consideration for the forbearance. In the event Infusion and/or Ronco is not able to pay the additional $4 million payment to the Ronco Creditor by March 31, 2012 and the Ronco Creditor elects to exercise its rights and remedies under the Ronco Debt and foreclose upon the assets of Ronco, (i) Vicis, in its sole discretion, may elect to unwind the redemption of its preferred stock and return the Vicis Notes for cancellation; (ii) without any action required by CD3, the Merger Shares shall be cancelled; and (iii) CD3 shall repay Infusion any amounts advanced to Ronco from the proceeds of the Bridge Financing on the payment schedule set forth in the Merger Agreement. Infusion will make payments to the Ronco Creditor after the date of Closing out of its general working capital, to the extent available. There can be no assurance that Infusion will have general working capital available to make such payments and may need to obtain additional financing, the availability and general satisfactory terms of which may not be available. Infusion has agreed, pursuant to the terms of the Merger Agreement, to repay sums due and owing: (i) first, to the investors in the Bridge Financing; (ii) second, to the Ronco Creditor and (iii) third, to Vicis.

In the event the Forbearance Agreement executed by the Ronco Creditor expires and the terms of such are not consequently extended or modified, then Infusion shall issue to Vicis a promissory note of like tenor as the indebtedness held by the Ronco Creditor and Vicis shall return the Vicis Notes in exchange thereof, provided that Vicis agrees that it will not foreclose on any of Infusion’s assets prior to such time, if any, that the Ronco Creditor forecloses on the assets of Ronco. In the event the foregoing exchange relating to the Vicis Notes occurs and the claims that Ronco Creditor has against Ronco shall be satisfied or released, all actions taken regarding the exchange of the Vicis Notes shall be rescinded and Vicis shall be reissued one of the Vicis Notes modified to reflect analogous changes made with respect to the Ronco Creditor.

On the Closing Date, Robert DeCecco shall resign from his position as Chairman of Infusion’s Board of Directors (but remain a director of Infusion along with Shad Stastney and Keith Hughes) and CD3 will have the right to appoint a new Chairman. Additionally, on the Closing Date, CD3 shall appoint two additional nominees to Infusion’s Board of Directors and shall appoint Tod Barrett to the position of co- Chief Executive Officer, who will serve alongside Mr. DeCecco as co-Chief Executive Officer of Infusion.

Ronco owns and operates a business of developing, manufacturing and distributing consumer products primarily in the small kitchen appliance and household accessories area and distributes products such as Showtime Rotisserie, Six Star Knives and the Food Dehydrator.

There can be no assurance that the Conditions Precedent shall be satisfied or that the Merger will be consummated. In the event the Merger is consummated, there can be no assurance that the Merger will not be rescinded under certain circumstances, as further described herein and in the Merger Agreement.

This summary of the principal terms of the Merger Agreement and the copy of the Merger Agreement filed as an exhibit to this Form 8-K are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about Infusion in its public reports filed with the SEC. In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Infusion. The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference.

Item 9.01. Financial Statements and Exhibits

2.1	Agreement and Plan of Merger by and among Infusion Brands International, Inc., Ronco Brands, Inc., Ronco Holdings, Inc., Vicis Capital Master Fund and CD3 Holdings, Inc., dated as of August 10, 2012. Certain schedules referenced in the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission on request.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Infusion Brands International, Inc.

Dated: August 15, 2011	By: /s/ Robert DeCecco III
Name: Robert DeCecco III
Title: Chief Executive Officer